                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement               / / Confidential, for Use of the
                                              Commission Only (as permitted  by
                                              Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                         HYPERION 2002 TERM TRUST, INC.
--------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box:)

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transactions applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                         HYPERION 2002 TERM TRUST, INC.
                One Liberty Plaza o New York, New York 10006-1404

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                   March 1, 2001
To the Stockholders:

         The Annual Meeting of Stockholders of Hyperion 2002 Term Trust, Inc. (the "Trust") will be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, on Tuesday, April 17, 2001, at 11:15 a.m., for the following purposes:

         1.       To elect directors (Proposal 1).

         2. To ratify or reject the selection of PricewaterhouseCoopers LLP as the independent accountants of the Trust for the fiscal year ending December 31, 2001 (Proposal 2).

         3. To transact any other business that may properly come before the meeting.

         The close of business on February 20, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,


                                             Patricia A. Sloan
                                             Secretary

                      WE NEED YOUR PROXY VOTE IMMEDIATELY.
                                              ------------

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE TRUST WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE TRUST, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE TRUST TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                      Instructions for Signing Proxy Cards

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Trust involved in validating your vote if you fail to sign your proxy card properly.

         1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

         2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

         3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                        Valid Signature
------------                                        ---------------

Corporate Accounts
         (1)  ABC Corp.                             ABC Corp.
         (2)  ABC Corp.                             John Doe, Treasurer
         (3)  ABC Corp.
             c/o John Doe, Treasurer                John Doe
         (4)  ABC Corp. Profit Sharing Plan         John Doe, Trustee

Trust Accounts
         (1)  ABC Trust                             John B. Doe, Trustee
         (2)  Jane B. Doe, Trustee
             u/t/d 12/28/78                         Jane B. Doe

Custodial or Estate Accounts
         (1)  John B. Smith, Cust.
              f/b/o John B. Smith, Jr.
              UGMA                                  John B. Smith
         (2)  John B. Smith                         John B. Smith, Jr., Executor

                         HYPERION 2002 TERM TRUST, INC.
                One Liberty Plaza o New York, New York 10006-1404

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with a solicitation by the Board of Directors of Hyperion 2002 Term Trust, Inc. (the "Trust") of proxies to be used at the Annual Meeting of Stockholders of the Trust to be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, at 11:15 a.m. on Tuesday, April 17, 2001 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about February 28, 2001. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Trust at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of the two nominees for director, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Trust for the fiscal year ending December 31, 2001. The close of business on February 20, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matters submitted to stockholders for a vote. Broker non-votes will not be counted for purposes of determining the presence of a quorum or determining whether a proposal has been approved. On the record date there were 30,446,839 shares outstanding.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Trust's Articles of Incorporation provide that the Trust's Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2003; Class II, 2001; and Class III, 2002. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Trust by delaying the replacement of a majority of the Board of Directors.

         The terms of Rodman L. Drake and Andrew M. Carter, the members of Class II, currently serving on the Board of Directors, expire at this year's Annual Meeting. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Messrs. Drake and Carter. Each nominee has indicated that he will serve if elected, but if either nominee should be unable to serve, the proxy or proxies will be voted for any other person or persons, as the case may be, determined by the persons named in the proxy in accordance with their judgment.

         As described above, there are two nominees for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the two nominees currently proposed to serve on the Board of Directors.

         The following table provides information concerning each of the eight members and nominees of the Board of Directors of the Trust:

                                                                                                Shares of Common Stock
                                                                                                Beneficially Owned
Name and Office          Principal Occupation During Past Five Years,               Director    Directly or Indirectly,
with the Fund            Other Directorships and Age                                Since       on December 31, 2000 (**)
-------------            ---------------------------                                -----       -------------------------

Class II Nominees to serve until 2004 Annual Meeting of Stockholders or termination of the Trust:

Rodman L. Drake          President, Continuation Investments Group Inc.             July 1992                  317
Director, Member of      (1997-Present).  Director, Alliance Group Services,
the Audit Committee      Inc.  (1998-Present). Director, Hotelevision, Inc.
                         (1999-Present). Chairman, Metro Cash Card International
                         (1999-Present).  Director, Parsons Brinckerhoff, Inc.
                         (1995-Present) Director, Absolute Quality Inc.
                         (2000-Present).  Trustee of Excelsior Funds (1994 -
                         Present).  Director and/or Trustee of several investment
                         companies advised by Hyperion Capital Management, Inc.
                         (1989-Present).  Formerly, Co-Chairman of KMR Power
                         Corporation (1993-1997); President, Mandrake Group
                         (1993-1997); Managing Director and Chief Executive
                         Officer of Cresap (1980-1990).
                         Age 58.

Andrew M. Carter*        Chairman and Chief Executive Officer, Hyperion Capital     July 1998                       0
Director                 Management, Inc. (November 1998-Present).  Vice Chairman
                         of The China Business Group (1996-Present) and
                         presently officer of four charitable boards: The New
                         England Conservatory, The Loomis Chaffee School, The
                         William E. Simon Graduate School of Business
                         Administration at the University of Rochester, and The
                         Big Brother Association of Boston.  Director of several
                         investment companies advised by Hyperion Capital
                         Management, Inc. (1998-Present).  Formerly President and
                         Founding Principal, Andrew M. Carter & Company
                         (1994-1995); Director and Senior Vice President,
                         Jennison Associates Capital Corp. (1975-1993); Founder,
                         Standard & Poor's/Carter, Doyle (1972-1975); Vice
                         President, Head of Fixed Income Group, Wellington
                         Management Co. (1968-1972); and Manager of the Harvard
                         Endowment bond portfolio, Harvard Treasurer's Office
                         (1964-1968).
                         Age 59.

                                                                                                Shares of Common Stock
                                                                                                Beneficially Owned
Name and Office          Principal Occupation During Past Five Years,               Director    Directly or Indirectly,
with the Fund            Other Directorships and Age                                Since       on December 31, 2000 (**)
-------------            ---------------------------                                -----       -------------------------

Class I Directors to serve until 2003 Annual Meeting of Stockholders or termination of the Trust:

Lewis S. Ranieri*        Chairman and Chief Executive Officer of Ranieri & Co.,     June 1989                    6,250
Director                 Inc. (since 1988); in addition, President of LSR
                         Hyperion Corp., a general partner of the limited
                         partnership that is the general partner of Hyperion
                         Partners L.P. ("Hyperion Partners") (since 1988).
                         Director and Vice Chairman of the Board of Hyperion
                         Capital Management, Inc. (since December 1998);
                         Director and Chairman of the Board of Hyperion Capital
                         Management, Inc. (1989-November 1998); Chairman of the
                         Board (1989-December 1998) and/or Director (since 1989)
                         of several investment companies advised by Hyperion
                         Capital Management, Inc. or by its affiliates; Director
                         and President of Hyperion Funding 1993 Corp., the
                         general partner of the limited partnership that is the
                         general partner of Hyperion 1993 Fund L.P.; and also
                         Chairman and President of various other direct and
                         indirect subsidiaries of Hyperion Partners (since
                         1989). Formerly, Director of Lend Lease Hyperion
                         Mortgage Opportunity Fund, Inc. (formerly, Equitable
                         Real Estate Hyperion Mortgage Opportunity Fund, Inc.)
                         and Lend Lease Hyperion High Yield Commercial Mortgage
                         Fund, Inc. (formerly, Equitable Real Estate Hyperion
                         High Yield Commercial Mortgage Fund, Inc.) (1995-1999);
                         Director and Chairman of Bank United Corp., and
                         Director of Bank United (since 1988-2001) and Vice
                         Chairman of Salomon Brothers Inc (until 1987).
                         Age 54.

Patricia A. Sloan*       Consultant (2000-Present) and Managing Director of         February                      300
Director, Secretary      Ranieri & Co.,Inc. (1988-2000).  Secretary, Director       1993
                         and/or Trustee of several investment companies advised
                         by Hyperion Capital Management, Inc. or by its
                         affiliates (1989-Present). Formerly, Director of Bank
                         United Corp., the parent of Bank United (1988-2001) and
                         Director of the Financial Institutions Group of Salomon
                         Brothers Inc (1972-1988).
                         Age 56.

                                                                                                Shares of Common Stock
                                                                                                Beneficially Owned
Name and Office          Principal Occupation During Past Five Years,              Director     Directly or Indirectly,
with the Fund            Other Directorships and Age                               Since        on December 31, 2000 (**)
-------------            ---------------------------                               -----        -------------------------

Class III Directors to serve until 2002 Annual Meeting of Stockholders:

John W. English           Director and former Chairman of the Board of HSBC's      Sept. 1999                     1,200
Director, Member of       China Fund, Inc. (1993-Present); Chairman of the Board
Audit Committee           and Director of State Street Bank's Select Sector SPDR
                          Trust (1999-Present); Director of A.L.T. Films, Inc.
                          (1999-Present); Director of Northern Trust Company's
                          Northern Funds (1999-Present) and Northern
                          Institutional Funds (1993-Present); Director and/or
                          Trustee of several investment companies advised by
                          Hyperion Capital Management (1999-Present).
                          Age 67.

Robert F. Birch           Chairman and President, New America High Income Fund     December                        1,800
Director, Member of       (1992-Present).  Chairman of the Board and Co-Founder,   1998
Audit Committee           The China Business Group, Inc. (1996-Present).
                          Director of several investment companies advised by
                          Hyperion Capital Management Inc. (1998- Present).
                          Formerly, Director and Strategic Planning Consultant,
                          Dewe Rogerson, Ltd. (1994-1998); Chairman and Chief
                          Executive Officer, Memtek Corporation (1990-1991);
                          Associated with Finn Wishengrad Warnke & Gayton, a
                          Consulting firm specializing in work-outs of
                          financially distressed companies (1988-1989);
                          President and Chief Executive Officer, Gardner and
                          Preston Moss, Inc. (1969-1987).
                          Age 63.

Harry E. Petersen Jr.     Director and/or Trustee of several investment            July 1992                      200
Director, Member of       companies advised by Hyperion Capital Management, Inc.
Audit Committee           or by its affiliates (1992-Present). Senior Advisor to
                          Cornerstone Equity Advisors, Inc. (1998-Present).
                          Formerly, Senior Advisor to Potomac Babson Inc.
                          (1995-1998); Director of Equitable Real Estate
                          Hyperion Mortgage Opportunity Fund, Inc. and Equitable
                          Real Estate Hyperion High Yield Commercial Mortgage
                          Fund, Inc. (1995-1997); Director of Lexington
                          Corporate Properties, Inc. (1993-1997); Consultant to
                          Advisers Capital Management, Inc. (1992-1995);
                          Consultant on public and private pension funds
                          (1991-1993); President of Lepercq Realty Advisors
                          (1988-1990).  Member of Advisory Council of
                          Polytechnic University.
                          Age 75.

                                                                                                Shares of Common Stock
                                                                                                Beneficially Owned
Name and Office          Principal Occupation During Past Five Years,              Director     Directly or Indirectly,
with the Fund            Other Directorships and Age                               Since        on December 31, 2000 (**)
-------------            ---------------------------                               -----        -------------------------
Leo M. Walsh, Jr.        Director and/or Trustee of several investment companies   July 1992                     7,000
Director, Chairman of    advised by Hyperion Capital Management, Inc. or by its
Audit Committee          affiliates (1989-Present).  Financial Consultant for
                         Merck-Medco Managed Care LLC (formerly Medco
                         Containment Services Inc.) (1994-Present). Director of
                         Lend Lease Hyperion Mortgage Opportunity Fund, Inc.
                         (formerly, Equitable Real Estate Hyperion Mortgage
                         Opportunity Fund, Inc.) and Lend Lease Hyperion High
                         Yield CMBS Fund, Inc. (formerly, Equitable Real Estate
                         Hyperion High Yield Commercial Mortgage Fund, Inc.)
                         (1999-Present). Formerly, Financial Consultant for
                         Synetic Inc., manufacturer of porous plastic materials
                         for health care uses (1989-1994); President, WW
                         Acquisitions Corp. (1989-1990); Senior Executive Vice
                         President and Chief Operating Officer of The Equitable
                         Life Assurance Society of the United States ("The
                         Equitable") (1986-1988); Director of The Equitable and
                         Chairman of Equitable Investment Corporation, a holding
                         company for The Equitable's investment oriented
                         subsidiaries (1983-1988); Chairman and Chief Executive
                         Officer of EQUICOR-Equitable HCA Corporation
                         (1987-1988).
                         Age 67.

* Interested persons as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), because of affiliations with Hyperion Capital Management, Inc., the Trust's Investment Advisor.
** The holdings of no director or nominee represented more than 1% of the outstanding shares of the Trust.

         Officers of the Trust. The officers of the Trust are chosen each year at the first meeting of the Board of Directors of the Trust following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected five officers of the Trust. Except where dates of service are noted, all officers listed below served as such throughout the 2000 fiscal year. The following sets forth information concerning each officer of the Trust who served during all or part of the last fiscal year of the Trust:

Name and Principal Occupation                                                     Office       Age        Officer Since
-----------------------------                                                     ------       ---        -------------
Andrew M. Carter                                                                 Chairman       59        December 1998
See information under "ELECTION OF DIRECTORS."

Clifford E. Lai                                                                  President      47        April 1993
President (since November 1998) and Chief Investment Officer, Hyperion Capital
Management, Inc. (March 1993-Present). President of several investment companies advised by Hyperion Capital Management, Inc. or by its affiliates
(1993-Present). Formerly Managing Director and Chief Investment Strategist for
Fixed Income, First Boston Asset Management (1989-1993); Vice President, Morgan
Stanley & Co. (1987-1989).

Name and Principal Occupation                                                     Office       Age        Officer Since
-----------------------------                                                     ------       ---        -------------
Patricia A. Botta                                                                  Vice         42        March 1997
Director of Hyperion Capital Management, Inc. (1989-Present). Formerly with      President
the Davco Group (1988-1989) and with Salomon Brothers Inc (1986-1988).

Patricia A. Sloan                                                                Secretary      56        February 1993
See information under "ELECTION OF DIRECTORS."

Thomas F. Doodian                                                                Treasurer      41        February 1999
Director of Finance and Operations, Hyperion Capital Management, Inc. (July
1995-Present). Treasurer of several investment companies advised by Hyperion
Capital Management, Inc. (February 1999-Present). Formerly, Vice President in
Mortgage Backed Trading at Mabon Securities Corporation (1994-1995); fixed income analyst, trader, and Vice President and Controller at Credit Suisse First
Boston (1984-1994).


Security Ownership of Certain Beneficial Owners at December 31, 2000

--------------------- ------------------------------------------ --------------------------------- -------------- ------------
Title of              Name and Address of Beneficial Owner       Amount and Nature of Beneficial   Percent of
Class                                                            Ownership                         Class          Source
--------------------- ------------------------------------------ --------------------------------- -------------- ------------
Common                Karpus Management                          1,539,685                         5.06%          13D/A
                      14 Tobey Village Office Park
                      Pittsford, NY 14534
--------------------- ------------------------------------------ --------------------------------- -------------- ------------
Common                First Union                                11,111,366                        36.49%         13D/A
                      1 First Union Center
                      Charlotte, NC 28288
--------------------- ------------------------------------------ --------------------------------- -------------- ------------
Common                Riverstone Group                           1,826,799                         6%             13D/A
                      901 East Cary Street
                      Suite 1500
                      Richmond, VA 23219
--------------------- ------------------------------------------ --------------------------------- -------------- ------------



         Interested Persons. Mr. Ranieri serves as a Director and Vice Chairman of the Advisor and Mr. Carter serves as Chairman and Chief Executive Officer of the Advisor. Ms. Sloan is a special limited partner of Hyperion Ventures, the sole general partner of Hyperion Partners L.P., of which the Advisor is a wholly-owned subsidiary. As a result of their service with the Advisor and certain affiliations with the Advisor as described below, the Trust considers Messrs. Ranieri and Carter and Ms. Sloan to be "interested persons" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

         Committees and Board of Directors Meetings. The Trust has a standing Audit Committee presently consisting of Messrs. Walsh, Birch, Drake, English and Petersen, all of whom are members of the Board of Directors and are currently non-interested persons of the Trust. The principal functions of the Trust's Audit Committee are to recommend to the Board the appointment of the Trust's auditors, to review with the auditors the scope and anticipated costs of their audit and to receive and consider a report from the auditors concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is attached as Appendix I and the Report of the Audit Committee is attached as Appendix II. In December 2000, the Trust changed its fiscal year end from May 31 to December 31. During the seven month period ended December 31, 2000, the full Board of Directors met three times and the Audit Committee met one time. All of the members of the Audit Committee attended the Audit Committee meeting and all of the directors attended at least 75% of the aggregate of the Board meetings and the Audit Committee meeting. During the twelve month period ended May 31, 2000, the full Board of Directors met four times and the Audit Committee met one time. All of the members of the Audit Committee attended the Audit Committee meeting and all of the directors attended at least 75% of the aggregate of the Board meetings and the Audit Committee meeting. The Trust has a Nominating and a Compensation Committee.

         Compensation of Directors and Executive Officers. No remuneration was paid by the Trust to persons who were directors, officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof for their services as directors or officers of the Trust. Each director of the Trust, other than those who are officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof, is entitled to receive a fee of $8,500 per year plus $1,000 for each Board of Directors meeting attended. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a directors' meeting.

                          Directors' Compensation Table
                    For The Seven Month Period Ended 12/31/00

                                  Directors' Compensation            Total Directors' Compensation
                                  -----------------------            -----------------------------
                                      from the Trust              from the Trust and the Fund Complex
                                      --------------              -----------------------------------
Robert F. Birch                           $8,875                                       $26,625
John W. English                           $8,875                                       $26,625
Rodman L. Drake                           $8,875                                       $26,625
Harry E. Petersen, Jr.                    $8,875                                       $26,625
Leo M. Walsh, Jr.                         $8,875                                       $30,375

                          Director's Compensation Table
                    For The Twelve Month Period Ended 5/31/00

                                 Directors' Compensation             Total Directors' Compensation
                                 ------------------------            -----------------------------
                                      from the Trust              from the Trust and the Fund Complex
                                      --------------              -----------------------------------
Robert F. Birch                          $11,500                                $40,250
John W. English                           $3,750                                $17,000
Rodman L. Drake                          $11,500                                $40,250
Harry E. Petersen, Jr.                   $11,500                                $40,250
Leo M. Walsh, Jr.                        $11,500                                $40,250


Required Vote

         Election of the listed nominees for director requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

                    PROPOSAL 2: RATIFICATION OR REJECTION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Trust will consider, and it is expected that they will recommend, the selection of PricewaterhouseCoopers LLP as independent accountants of the Trust for the fiscal year ending December 31, 2001 at a meeting scheduled to be held on March 13, 2001. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Trust has been advised by PricewaterhouseCoopers LLP that at December 31, 2000 neither that firm nor any of its partners had any direct or material indirect financial interest in the Trust. A representative of PricewaterhouseCoopers LLP will be at the meeting to answer questions concerning the Trust's financial statements and will have an opportunity to make a statement if he or she chooses to do so.

Required Vote

         Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Trust requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

                             ADDITIONAL INFORMATION

Investment Advisor

         The Trust has engaged Hyperion Capital Management, Inc. (the "Advisor"), to provide professional investment management for the Trust pursuant to an Advisory Agreement dated September 29, 1993. The Advisor is a Delaware corporation which was organized in February 1989. The Advisor is a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is One Liberty Plaza, New York, New York 10006-1404. The Trust has also engaged Hyperion Capital Management, Inc. as the Trust's administrator. The administrator's address is the same as that of the Advisor.

         The Advisor is a subsidiary of Hyperion Partners L.P., a Delaware limited partnership ("Hyperion Partners"). The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ("Hyperion Ventures"). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis
S. Ranieri, a former Vice Chairman of Salomon Brothers Inc ("Salomon Brothers"), is the Vice Chairman of the Board of the Advisor and a Director of the Trust. Messrs. Salvatore Ranieri and Shay are directors of the Advisor, but have no other positions with either the Advisor or the Trust. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Mr. Carter is the Chairman and Chief Executive Officer of the Advisor and Chairman of the Trust. Since January 1, 1990, Patricia A. Sloan, Secretary of the Trust, has been a special limited partner of Hyperion Ventures and since July 1993 she has been a limited partner of Hyperion Partners. Mr. Lai, the President of the Trust and the Advisor, is an employee of the Advisor, and may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor's profits, including any profit from a sale of the Advisor. Ms. Botta, Vice President of the Trust, and Mr. Doodian, Treasurer of the Trust, are also employees of the Advisor. The business address of Hyperion Partners and Hyperion Ventures is 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553.

         The Advisor provides advisory services to several other registered investment companies and one offshore Trust, all of which invest in mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in Mortgage-Backed Securities, Derivative Mortgage-Backed Securities and Asset-Backed Securities, and in using hedging techniques. Lewis S. Ranieri, Vice Chairman of the Advisor and a Director of the Trust, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Mr. Carter is the Chairman and Chief Executive Officer of the Advisor and Chairman of the Trust, and is Vice Chairman of The China Business Group. Clifford E. Lai, President and Chief Investment Manager of the Advisor and President of the Trust, was Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management Corporation.

Investment Advisory Agreement

         On September 19, 2000, the Board of Directors of the Trust, including those persons identified as interested persons and a majority of the directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party (the "Disinterested Directors"), approved extension of the Advisory Agreement through October 1, 2001. At the time of the Board's approval of the latest extension of the Advisory Agreement, Messrs. Lewis Ranieri, Carter and Ms. Sloan were interested persons of the Trust. The Advisory Agreement was last submitted to a vote of the Stockholders of the Trust at the Annual Meeting of the Stockholders of the Trust held on September 29, 1993. At that meeting, the Stockholders approved the continuance of the revised Advisory Agreement. The Advisory Agreement provides that it will continue from year to year, but only so long as such continuation is specifically approved at least annually by both (1) the vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Trust (as provided in the 1940

Act) and (2) by the vote of a majority of the Disinterested Directors cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty, upon the vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days' written notice by either party to the other. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder). The Board of Directors will consider continuance of the Advisory Agreement until March 31, 2002 at a meeting scheduled for March 13, 2001.

         Pursuant to the Advisory Agreement, the Trust has retained the Advisor to manage the investment of the Trust's assets and to provide such investment research, advice and supervision, in conformity with the Trust's investment objective and policies, as may be necessary for the operations of the Trust.

         The Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The Advisory Agreement provides that the Trust shall pay to the Advisor a monthly fee for its services which is equal to .50% per annum of the Trust's average weekly net assets, which, for purposes of determining the Advisor's fee, shall be the average weekly value of the total assets of the Trust, minus the sum of accrued liabilities (including accrued expenses) of the Trust and any declared but unpaid dividends on the Common Shares and any Preferred Shares (if such shares are issued in the future) and any accumulated dividends on any Preferred Shares (but without deducting the aggregate liquidation value of any Preferred Shares). Investment advisory fees paid by the Trust to the Advisor during the seven month period ended December 31, 2000 amounted to $800,341 and for the fiscal year ended May 31, 2000 amounted to $1,348,264.

Administration Agreement

         The Trust has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the "Administrator"). The Administrator performs administrative services necessary for the operation of the Trust, including maintaining certain books and records of the Trust, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Trust with administrative office facilities. For these services, the Trust pays a monthly fee at an annual rate of 0.17% of the first $100 million of the Trust's average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million. For the seven month period ended December 31, 2000, the Administrator earned $243,907 and for the fiscal year ended May 31, 2000, the Administrator earned $411,083 in Administration fees. In addition, the Administrator has entered into Administration Agreements with the other investment companies listed below, generally under the same fee structure as noted above. The only exception is the fee structure for services rendered to the Hyperion Total Return Fund, Inc., which stipulates a fee paid monthly at an annual rate of 0.20% of its average weekly assets.

Investment Companies Managed by Hyperion Capital Management, Inc.

         In addition to acting as advisor to the Trust, Hyperion Capital Management, Inc. acts as investment advisor to the following other investment companies at the indicated annual compensation.

Name of Fund                            Investment Advisory Fee                  Approximate Net Assets at
------------                            -----------------------                  -------------------------
                                                                                 December 31, 2000
                                                                                 -----------------

The Hyperion Total Return Fund, Inc.*   0.65% of the Fund's average weekly net          $216,097,327
                                        assets

Hyperion 2005 Investment Grade          0.65% of the Trust's average weekly net         $164,569,815
Opportunity Term Trust, Inc.            assets

---------------
* The Advisor and The Hyperion Total Return Fund, Inc. (the "Fund") have entered into a sub-advisory agreement with Pacholder Associates, Inc., an Ohio corporation organized in 1983, to serve as an investment advisor with respect to a portion of this Fund's assets.

Brokerage Commissions

         Because it buys its portfolio securities in dealer markets, the Trust did not pay any brokerage commissions on its securities purchases during the last fiscal year ended December 31, 2000 or during the fiscal year ended May 31, 2000. The Trust did not pay any futures or options commissions during these fiscal years.

         The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Trust. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Trust, the Advisor will consider all factors they deem relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

         In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Advisor is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). The Advisor is also authorized to cause the Trust to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Advisor must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Advisor exercises investment discretion. Research services furnished by brokers through whom the Trust effects securities transactions may be used by the Advisor in servicing all of the accounts for which investment discretion is exercised by the Advisor, and not all such services may be used by the Advisor in connection with the Trust.

Compliance With Section 16 Reporting Requirements

         Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's officers and directors and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by the Trust and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Trust believes that, during the fiscal year ended May 31, 2000 and the fiscal year ended December 31, 2000, all filing requirements applicable to the Trust's officers, directors, and greater than ten-percent beneficial owners were complied with, with one exception. Mr. English filed one report late in connection with the purchase of shares of the Trust during the fiscal year ended December 31, 2000.

                                 OTHER BUSINESS

         The Board of Directors of the Trust does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                    PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

         All proposals by stockholders of the Trust that are intended to be presented at the Trust's next Annual Meeting of Stockholders to be held in 2002 must be received by the Trust for inclusion in the Trust's proxy statement and proxy relating to that meeting no later than November 1, 2001.

                         EXPENSES OF PROXY SOLICITATION

         The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Trust, Hyperion Capital Management, Inc., or Corporate Investor Communications Inc., paid solicitors for the Trust, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be nominal. The Trust's agreement with Corporate Investor Communications, Inc. provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Trust for out-of-pocket expenses incurred in this connection.

March 1, 2001

                                   APPENDIX I

                                 HYPERION FUNDS
                         Hyperion 2002 Term Trust, Inc.
           Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.
                        Hyperion Total Return Fund, Inc.
                             AUDIT COMMITTEE CHARTER

                            Adopted December 7, 1999

1. Requirements for Membership: The Audit Committee shall consist of at least three directors, each of whom has no relationship to the company, or its management, that may interfere with the exercise of their independence from management and the company ("Independent"). The restrictions contained in Attachment A to this Charter shall apply to every Committee member.

         At least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee.

2.       Responsibilities:  The Audit Committee's responsibilities are:

         a. oversight of the company's accounting and financial reporting policies and practices, its system of internal controls and, as appropriate, the internal controls of certain service providers;

         b. oversight of the quality and objectivity of the company's financial statements and the independent audit thereof;

         c. maintenance of a liaison between the independent auditors and the Board of Directors; and

         d. evaluation of the external auditors, and recommendation to the Board of Directors as to selection, retention, or termination of the external auditor.

3.       Duties and Powers:  The duties and powers of the Audit Committee are:

         a. oversight of the external independent auditors; using meetings with the auditors, including private meetings, as desired by the committee or the auditors: (i) to review the plan for and the scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the financial statements, including any adjustment to the statements recommended by the auditors, or other matters arising from the audit; (iii) to consider the auditors' comments with respect to financial policies, procedures, and internal control, and to consider management's responses to the comments; and (iv) to review the form of opinion the auditors propose to submit to the Board of Directors and the shareholders;

         b. Consideration of the effect of any changes in accounting principles or practices proposed by management or the auditors;

         c. Review of security valuation procedures employed with respect to any asset or class of asset for which there is not a readily determinable market value;

         d. Evaluation of the independence of the auditors, including receipt and evaluation of specific reports and representations from the auditors as to any other services provided to the company and any services provided to management or any affiliate; discussion with the auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors; and recommendation to the Board of Directors as to any action considered appropriate to ensure the independence of the auditors;

         e. Recommendation to the Board of Directors on the selection, retention or termination of the auditors;

  (The external auditors are ultimately accountable to the Board of Directors and Audit Committee, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors or to nominate the external auditors to be proposed for shareholder approval in any proxy statement.)

         f.       Review the auditors' charges to the company for services;

         g. Investigate any improprieties or suspected improprieties in company activities;

         h. Report its activities to the Board of Directors on a regular basis and make any recommendations deemed necessary or appropriate.

4. The Committee shall meet on a regular basis and may hold special meetings, as desired. Such meetings shall include meetings with management, as appropriate.

5. The Committee has the authority to retain special counsel and other experts or consultants as it deems appropriate to discharge its responsibilities.

6. The Committee shall review and assess the adequacy of this charter on an annual basis.

                                  ATTACHMENT A
                             AUDIT COMMITTEE CHARTER
                INDEPENDENCE REQUIREMENT OF INDEPENDENT DIRECTORS

In addition to the definition of Independent provided in the text of the Charter, the following restrictions shall apply to every audit committee member:

         a. Employees. A director who is an employee (including non-employee executive officers) of the company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the company, the director could serve on the Audit Committee after three years following the termination of the relationship between the company and the former parent or predecessor.

         b. Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the company, or (ii) who has a direct business relationship with the company (e.g., a consultant) may serve on the Audit Committee only if the company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the company, to the director, and, if applicable, to the organization with which the director is affiliated.

         "Business Relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the company.

         c. Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

         d. Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

  "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

                                   APPENDIX II

                          REPORT OF THE AUDIT COMMITTEE

                                                               February 27, 2001

To the Board of Directors

We have reviewed and discussed with management the Trust's audited financial statements as of and for the fiscal year ended December 31, 2000.

We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussion with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Trust's Annual Report to shareholders required by Section 30(e) of the Investment Company Act of 1940, as amended and Rule 30d-1 thereunder for the year ended December 31, 2000.

Leo M. Walsh, Jr. - Audit Committee Chairman
Rodman L. Drake - Audit Committee Member
Harry E. Petersen, Jr. - Audit Committee Member
Robert F. Birch- Audit Committee Member
John W. English- Audit Committee Member

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Trust specifically incorporates the Report by reference in any such document.

                         HYPERION 2002 TERM TRUST, INC.

                   PROXY SOLICITED ON BEHALF OF THE DIRECTORS

The undersigned hereby appoints ANDREW M. CARTER and CLIFFORD E. LAI and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Hyperion 2002 Term Trust, Inc. (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Trust to be held at the Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, on Tuesday, April 17, 2001 at 11:15 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have any may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR election of the nominees as Directors in Proposal 1 and FOR Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.

--------------------------------------------------------------------------------
      PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   NOTE: Please sign exactly as your name(s) appear(s) on this proxy. If joint owners, EITHER may sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

----------------------------------         -------------------------------------

----------------------------------         -------------------------------------

----------------------------------         -------------------------------------

----------------------------------         -------------------------------------

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                         HYPERION 2002 TERM TRUST, INC.
--------------------------------------------------------------------------------


CONTROL NUMBER:
RECORD DATE OF SHARES:

Please be sure to sign and date this Proxy. Date






--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Stockholder sign here                           Co-owner sign here



DETACH CARD


1.  Election of Directors

                                               For All       With-      For All
                                               Nominees      Held       Except

    Class II:                                    / /         / /          / /
    Rodman L. Drake
    Andrew M. Carter

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                For       Against      Abstain

2.  Ratification or rejection                   / /         / /          / /
    of the selection of
    independent auditors
    (a vote "For" is a vote
    for ratification).

Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                       / /

Mark box at right if you plan to attend the Annual Meeting of
Stockholders on April 17, 2001.                                         / /


                                                                     DETACH CARD